Exhibit 99.1

Terex Provides an Important Business Update Regarding COVID-19

WESTPORT, Conn., April 23, 2020 – Terex Corporation (NYSE:TEX), a global manufacturer of aerial work platforms and materials processing equipment, is providing a business update regarding health and safety, liquidity, and cost reduction actions in response to the COVID-19 pandemic.

“We are focused on successfully navigating through this unprecedented period and are implementing substantial cost saving and operational actions to enhance liquidity and maintain financial flexibility,” stated Terex Corporation Chairman, President and CEO, John L. Garrison, Jr. “We continue to monitor our end market demand and supply chains and have developed contingency plans should future developments warrant further action.”

Health & Safety Actions
Safety is and will remain the top priority of the Company. Terex has taken significant measures to protect the health and safety of its team members. These include the following actions:

•	The Company has preparedness and response plans that follow guidelines from the U.S. Centers for Disease Control and Prevention (CDC), World Health Organization (WHO) and governmental authorities.

•	Our systems that enable team members to work remotely are operating well.

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The Company enhanced protocols to further safeguard team members who perform jobs that must be done in our facilities or at customer sites. At Terex facilities, these include, among other things, additional cleaning measures, suspension of all non-essential visitors, and directions to achieve social distancing.

Liquidity Actions
After safety, our top priority is liquidity. “We are pleased with the support demonstrated by our bank group regarding the amendment to our revolving credit facility (revolver). The amendment provides the liquidity and flexibility to manage the Company during these challenging times,” commented Terex Corporation Senior Vice President and Chief Financial Officer, John D. Sheehan.

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As of March 31, 2020, the Company had available liquidity of approximately $945 million, including over $500 million of cash and cash equivalents and approximately $430 million of available capacity under the Company’s revolver.

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On April 23, 2020, the Company amended its revolver, extending the expiration term to January 31, 2023. The amendment also waived financial covenants through December 31, 2020, temporarily replacing them with a sliding scale minimum liquidity requirement during the waiver period, among other changes.

•	As a result of the revolver amendment, Terex believes it will have increased access to the revolver, allowing it to maintain strong liquidity levels during 2020 and 2021.

•	The Company has no meaningful corporate debt maturities until 2023.

Exhibit 99.1

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The Board of Directors has suspended any quarterly dividend payments for the remainder of the year. The Company also previously announced the suspension of purchases under the share repurchase program.

Cost Reduction Actions
The Company has begun a comprehensive cost reduction program to help support its financial position during this time of uncertainty. These actions include:

•	Temporarily lowering the salaries of the CEO by 50%, the Executive Leadership Team by 20%, and other team members between 5% to 10%.

•	Temporarily furloughing and permanently reducing our team member population, where necessary, to maintain a right-sized skilled workforce for the commercial demand of our products.

•	Adjusting production in our businesses to align with reduced levels of commercial demand.

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Partnering with suppliers to limit incoming supply of materials, receiving only what is needed to support current production schedules. Also, we are working with our suppliers to ensure continuity when the market improves.

•	Reducing plans for capital expenditures by 35% for the remainder of 2020.

•	Utilizing tax and other government opportunities to preserve liquidity.

•	Deferring or reducing other cash outlays.

“I want to thank all our team members for their commitment and resilience and recognize the support of their families as we continue to navigate through this challenging environment. We also want to thank our customers and suppliers for their support during these unprecedented times. We are confident that as a result of the actions taken and the support received from our team members, customers and suppliers, we will be well positioned to capitalize on the recovery,” concluded Mr. Garrison.

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: the recent Coronavirus outbreak has, and could further, adversely affect our business, results of operations and financial condition; our business is cyclical and weak general economic conditions affect the sales of our products and financial results; changes in import/export regulatory regimes and the escalation of global trade conflicts could continue to negatively impact sales of our products and our financial results; our financial results could be adversely impacted by the United Kingdom’s departure from the European Union; changes affecting the availability of the London Interbank Offer Rate may have consequences on us that cannot yet reasonably be predicted; our need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; exposure from providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; we are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems and storage of sensitive data; our ability to successfully implement our Execute to Win strategy; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex

Terex is a global manufacturer of aerial work platforms and materials processing machinery. The Company designs, builds and supports products used in construction, maintenance, manufacturing, energy, minerals and materials management applications. Terex’s products are manufactured in North and South America, Europe, Australia and Asia and sold worldwide. The Company engages with customers through all stages of the product life cycle, from initial specification and financing to parts and service support. Terex uses its website (www.terex.com) to make information available to its investors and the market.

Contact Information

Terex Corporation
Randy Wilson
Director, Investor Relations
(203) 221-5415
randy.wilson@terex.com

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